Exhibit 10.33

AMERICAN STANDARD COMPANIES INC.
STOCK OPTION GRANT
Dated as of February 2, 2005

AMERICAN STANDARD COMPANIES INC., a Delaware corporation (“Grantor”), hereby grants to G. Peter D’Aloia (“Participant”), an employee of Grantor or one of its subsidiaries, the option to purchase (“Option”), at the exercise price set forth below, a total of 35,000 shares of Common Stock, par value $.01 per share (“Common Stock”), of the Grantor, pursuant to and subject to the terms and conditions set forth in the Grantor’s 2002 Omnibus Incentive Plan (the “Plan”) and to such further terms and conditions as are set forth below.

•	Exercise Price. The exercise price applicable to the shares of Common Stock that may be purchased by the Participant pursuant to the Option is $43.34 per share, representing the Fair Market Value (as defined in the Plan) of the Common Stock on the date hereof.

•	Non-Qualified Stock Option. The option to purchase shares of Common Stock pursuant to the Option is granted as a “non-qualified stock option”, within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

•	Vesting and Exercisability. Participant’s right to purchase shares of Common Stock pursuant to the Option shall vest and become exercisable with respect to 21,000 shares on February 2, 2006, and with respect to 14,000 shares on February 2, 2007, unless otherwise cancelled pursuant to Section 6 of the Plan.

•	Term. The term of the option shall be eight years from the date of grant.

•	Interpretation. In the event of any conflict between the terms and conditions of the Plan and the terms set forth in this Stock Option Grant, the Stock Option grant shall govern.

     IN WITNESS WHEREOF, the duly authorized officers of the Grantor named below have hereunto subscribed as of the day and year first above written.

AMERICAN STANDARD COMPANIES INC.

Attest:

By:
Chairman and Chief Executive Officer

Secretary

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.